Exhibit 99.1
94TH GENERAL ASSEMBLY
State of Illinois
2005 and 2006
HB5766
Introduced 02/24/06, by Rep. Lisa M. Dugan
SYNOPSIS AS INTRODUCED:
220 ILCS 5/16-102
220 ILCS 5/16-111
ILCS 5/16-113
     Amends the Electric Service Customer Choice and Rate Relief Law of 1997 in the Public Utilities Act. Provides that the “mandatory transition period” extends through the date on which the Illinois Commerce Commission has approved declarations of competitive service for all classes of service offered in the service areas of all electric utilities that, on December 31, 2005, served at least 100,000 customers (now, the mandatory transition period extends through January 1, 2007). Prohibits the Commission from taking certain actions prior to 2010 (now, the prohibition is during the mandatory transition period) with respect to (i) initiating, authorizing, or ordering any change by way of increase or (ii) in approving an application for a merger, imposing a condition requiring any filing for an increase, decrease, or change in or other review of an electric utility’s rates or enforcing such a condition. Deletes a provision prohibiting the Commission from initiating, authorizing, or ordering any change by way of a decrease. Deletes a provision that provides that the Commission is not prohibited from approving the application of an electric utility to implement an alternative to rate of return regulation or a regulatory mechanism that rewards or penalizes the utility through adjustment of rates based on utility performance. Provides that, during the remainder of the mandatory transition period, if any, the Commission may modify rates. Requires the Commission to hold a hearing on any petition by an electric utility requesting the Commission to declare a tariffed service provided by the utility to be a competitive service (now, the Commission shall hold a hearing if the Commission deems it necessary). Provides that the Commission shall only declare the class of tariffed service to be a competitive service if the electric utility demonstrates that at least 33% of the customers in the electric utility’s service area that are eligible to take the class of tariffed service instead take service from alternative retail electric suppliers and that at least 3 alternative retail electric suppliers provide service that is comparable to the class of tariffed service to those customers in the utility’s service area that do not take service from the electric utility (now, the Commission is required to declare the service to be a competitive service for an identifiable customer segment or group of customers or a clearly defined geographical area within the electricity’s service area if the service or a reasonably equivalent substitute service is reasonably available to the customer segment or group or in the defined geographical area at a reasonable price from one or more other providers other than the electric utility or an affiliate and the utility has lost or is reasonably likely to lose business for the service to the other provider or providers). Requires the Commission to make its determination and issue its final order declaring or refusing to declare the service to be a competitive service within 180 (now, 120) days after the date the petition is filed. Deletes provisions that, if the Commission fails to make the determination within that time results within that time period, the petition is deemed to be granted. Effective immediately.

     AN ACT concerning regulation.
Be it enacted by the People of the State of Illinois, represented in the General Assembly:
     Section 5. The Public Utilities Act is amended by changing Sections 16-102, 16-111, and 16-113 as follows:
     (220 ILCS 5/16-102)
     Sec. 16-102. Definitions. For the purposes of this Article the following terms shall be defined as set forth in this Section.
     “Alternative retail electric supplier” means every person, cooperative, corporation, municipal corporation, company, association, joint stock company or association, firm, partnership, individual, or other entity, their lessees, trustees, or receivers appointed by any court whatsoever, that offers electric power or energy for sale, lease or in exchange for other value received to one or more retail customers, or that engages in the delivery or furnishing of electric power or energy to such retail customers, and shall include, without limitation, resellers, aggregators and power marketers, but shall not include (i) electric utilities (or any agent of the electric utility to the extent the electric utility provides tariffed services to retail customers through that agent), (ii) any electric cooperative or municipal system as defined in Section 17-100 to the extent that the electric cooperative or municipal system is serving retail customers within any area in which it is or would be entitled to provide service under the law in effect immediately prior to the effective date of this amendatory Act of 1997, (iii) a public utility that is owned and operated by any public institution of higher education of this State, or a public utility that is owned by such public institution of higher education and operated by any of its lessees or operating agents, within any area in which it is or would be entitled to provide service under the law in effect immediately prior to the effective date of this amendatory Act of 1997, (iv) a retail customer to the extent that customer obtains its electric power and energy from that customer’s own cogeneration or self-generation facilities, (v) an entity that owns, operates, sells, or arranges for the installation of a customer’s own cogeneration or self-generation facilities, but only to the extent the entity is engaged in owning, selling or arranging for the installation of such facility, or operating the facility on behalf of such customer, provided however that any such third party owner or operator of a facility built after January 1, 1999, complies with the labor provisions of Section 16-128(a) as though such third party were an alternative retail electric supplier, or (vi) an industrial or manufacturing customer that owns its own distribution facilities, to the extent that the customer provides service from that distribution system to a third-party contractor located on the customer’s premises that is integrally and predominantly engaged in the customer’s industrial or manufacturing process; provided, that if the industrial or manufacturing customer has elected delivery services, the customer shall pay transition charges applicable to the electric power and energy consumed by the third-party contractor unless such charges are otherwise paid by the third party contractor, which shall be calculated based on the usage of, and the base rates or the contract rates applicable to, the third-party contractor in accordance with Section 16-102.
     “Base rates” means the rates for those tariffed services that the electric utility is required to offer pursuant to subsection (a) of Section 16-103 and that were identified in a rate order for collection of the electric utility’s base rate revenue requirement, excluding (i) separate automatic rate adjustment riders then in effect, (ii) special or negotiated contract rates, (iii) delivery services tariffs filed pursuant to Section 16-108, (iv) real-time pricing, or (v) tariffs that were in effect prior to October 1, 1996 and that based charges for services on an index or average of other utilities’ charges, but including (vi) any subsequent redesign of such rates for tariffed services that is authorized by the Commission after notice and hearing.
     “Competitive service” includes (i) any service that has been declared to be competitive pursuant to Section 16-113 of this Act, (ii) contract service, and (iii) services, other than tariffed services, that are related to, but not necessary for, the provision of electric power and energy or delivery services.
     “Contract service” means (1) services, including the provision of electric power and energy or other services, that are provided by mutual agreement between an electric utility and a retail customer that is located in the electric utility’s service area, provided that, delivery services shall not be a contract service until such services are declared competitive pursuant to Section 16-113; and also means (2) the provision of electric power and energy by an electric utility to retail customers outside the electric utility’s service area pursuant to Section 16-116. Provided, however, contract service does not include electric utility services provided pursuant to (i) contracts that retail customers are required to execute as a condition of receiving tariffed services, or (ii) special or negotiated rate contracts for electric utility services that were entered into between an electric utility and a retail customer prior to the effective date of this amendatory Act of 1997 and filed with the Commission.
     “Delivery services” means those services provided by the electric utility that are necessary in order for the transmission and distribution systems to function so that retail customers located in the electric utility’s service area can receive electric power and energy from suppliers other than the electric utility, and shall include, without limitation, standard metering and billing services.
     “Electric utility” means a public utility, as defined in Section 3-105 of this Act, that has a franchise, license,

permit or right to furnish or sell electricity to retail customers within a service area.
     “Mandatory transition period” means the period from the effective date of this amendatory Act of 1997 through the date on which the Commission has approved declarations of competitive service, pursuant to Section 16-113, for all classes of service offered in the service areas of all electric utilities that, on December 31, 2005, served at least 100,000 customers ~~January 1, 2007~~.
     “Municipal system” shall have the meaning set forth in Section 17-100.
     “Real-time pricing” means charges for delivered electric power and energy that vary on an hour-to-hour basis for nonresidential retail customers and that vary on a periodic basis during the day for residential retail customers.
     “Retail customer” means a single entity using electric power or energy at a single premises and that (A) either (i) is receiving or is eligible to receive tariffed services from an electric utility, or (ii) that is served by a municipal system or electric cooperative within any area in which the municipal system or electric cooperative is or would be entitled to provide service under the law in effect immediately prior to the effective date of this amendatory Act of 1997, or (B) an entity which on the effective date of this Act was receiving electric service from a public utility and (i) was engaged in the practice of resale and redistribution of such electricity within a building prior to January 2, 1957, or (ii) was providing lighting services to tenants in a multi-occupancy building, but only to the extent such resale, redistribution or lighting service is authorized by the electric utility’s tariffs that were on file with the Commission on the effective date of this Act.
     “Service area” means (i) the geographic area within which an electric utility was lawfully entitled to provide electric power and energy to retail customers as of the effective date of this amendatory Act of 1997, and includes (ii) the location of any retail customer to which the electric utility was lawfully providing electric utility services on such effective date.
     “Small commercial retail customer” means those nonresidential retail customers of an electric utility consuming 15,000 kilowatt-hours or less of electricity annually in its service area.
     “Tariffed service” means services provided to retail customers by an electric utility as defined by its rates on file with the Commission pursuant to the provisions of Article IX of this Act, but shall not include competitive services.
     “Transition charge” means a charge expressed in cents per kilowatt-hour that is calculated for a customer or class of customers as follows for each year in which an electric utility is entitled to recover transition charges as provided in Section 16-108:
     (1) the amount of revenue that an electric utility would receive from the retail customer or customers if it were serving such customers’ electric power and energy requirements as a tariffed service based on (A) all of the customers’ actual usage during the 3 years ending 90 days prior to the date on which such customers were first eligible for delivery services pursuant to Section 16-104, and (B) on (i) the base rates in effect on October 1, 1996 (adjusted for the reductions required by subsection (b) of Section 16-111, for any reduction resulting from a rate decrease under Section 16-101(b), for any restatement of base rates made in conjunction with an elimination of the fuel adjustment clause pursuant to subsection (b), (d), or (f) of Section 9-220 and for any removal of decommissioning costs from base rates pursuant to Section 16-114) and any separate automatic rate adjustment riders (other than a decommissioning rate as defined in Section 16-114) under which the customers were receiving or, had they been customers, would have received electric power and energy from the electric utility during the year immediately preceding the date on which such customers were first eligible for delivery service pursuant to Section 16-104, or (ii) to the extent applicable, any contract rates, including contracts or rates for consolidated or aggregated billing, under which such customers were receiving electric power and energy from the electric utility during such year;
     (2) less the amount of revenue, other than revenue from transition charges and decommissioning rates, that the electric utility would receive from such retail customers for delivery services provided by the electric utility, assuming such customers were taking delivery services for all of their usage, based on the delivery services tariffs in effect during the year for which the transition charge is being calculated and on the usage identified in paragraph (1);
     (3) less the market value for the electric power and energy that the electric utility would have used to supply all of such customers’ electric power and energy requirements, as a tariffed service, based on the usage identified in paragraph (1), with such market value determined in accordance with Section 16-112 of this Act;
     (4) less the following amount which represents the amount to be attributed to new revenue sources and cost reductions by the electric utility through the end of the period for which transition costs are recovered pursuant to Section 16-108, referred to in this Article XVI as a “mitigation factor”:
     (A) for nonresidential retail customers, an amount equal to the greater of (i) 0.5 cents per kilowatt-hour during the period October 1, 1999 through December 31, 2004, 0.6 cents per kilowatt-hour in calendar year 2005, and 0.9 cents per kilowatt-hour in calendar year 2006, multiplied in each year by the usage identified in paragraph (1), or (ii) an amount equal to the following percentages of the amount produced by applying the applicable base rates (adjusted as described in subparagraph (1)(B)) or contract rate to the usage identified in paragraph (1): 8% for the period October 1, 1999 through December 31, 2002, 10% in calendar years 2003 and 2004, 11% in calendar year 2005 and 12% in calendar year 2006; and
     (B) for residential retail customers, an amount equal to the following percentages of the amount produced by applying the base rates in effect on October 1, 1996 (adjusted as described in subparagraph (1)(B)) to the usage identified in paragraph (1): (i) 6% from May 1, 2002 through December 31, 2002, (ii) 7% in calendar years 2003 and 2004, (iii) 8% in calendar year 2005, and (iv) 10% in calendar year 2006;
     (5) divided by the usage of such customers identified in paragraph (1), provided that the transition charge shall never be less than zero.
     “Unbundled service” means a component or constituent part of a tariffed service which the electric utility subsequently offers separately to its customers.
(Source: P.A. 91-50, eff. 6-30-99; 92-537, eff. 6-6-02.)
     (220 ILCS 5/16-111)
     Sec. 16-111. Rates and restructuring transactions during mandatory transition period.
     (a) During the mandatory transition period, notwithstanding any provision of Article IX of this Act, and except as provided in subsections (b), (d), (e), and (f) of this Section, the Commission shall not, prior to 2010, (i) initiate, authorize or order any change by way of increase (other than in connection with a request for rate increase which was filed after September 1, 1997 but prior to October 15, 1997, by an electric utility serving less than 12,500 customers in this State) or (ii)~~, (ii) initiate or, unless requested by the electric utility, authorize or order any~~

~~change by way of decrease, restructuring or unbundling (except as provided in Section 16-109A), in the rates of any electric utility that were in effect on October 1, 1996, or (iii)~~ in any order approving any application for a merger pursuant to Section 7-204 that was pending as of May 16, 1997, impose any condition requiring any filing for an increase, decrease, or change in, or other review of, an electric utility’s rates or enforce any such condition of any such order; provided, however, that this subsection shall not prohibit the Commission from:
     (1) (blank); ~~approving the application of an electric utility to implement an alternative to rate of return regulation or a regulatory mechanism that rewards or penalizes the electric utility through adjustment of rates based on utility performance, pursuant to Section 9-244;~~
     (2) authorizing an electric utility to eliminate its fuel adjustment clause and adjust its base rate tariffs in accordance with subsection (b), (d), or (f) of Section 9-220 of this Act, to fix its fuel adjustment factor in accordance with subsection (c) of Section 9-220 of this Act, or to eliminate its fuel adjustment clause in accordance with subsection (e) of Section 9-220 of this Act;
     (3) ordering into effect tariffs for delivery services and transition charges in accordance with Sections 16-104 and 16-108, for real-time pricing in accordance with Section 16-107, or the options required by Section 16-110 and subsection (n) of 16-112, allowing a billing experiment in accordance with Section 16-106, or modifying delivery services tariffs in accordance with Section 16-109; or
     (4) ordering or allowing into effect any tariff to recover charges pursuant to Sections 9-201.5, 9-220.1, 9-221, 9-222 (except as provided in Section 9-222.1), 16-108, and 16-114 of this Act, Section 5-5 of the Electricity Infrastructure Maintenance Fee Law, Section 6-5 of the Renewable Energy, Energy Efficiency, and Coal

Resources Development Law of 1997, and Section 13 of the Energy Assistance Act.
     After December 31, 2004, the provisions of this subsection (a) shall not apply to an electric utility whose average residential retail rate was less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, and which served between 150,000 and 250,000 retail customers in this State on January 1, 1995 unless the electric utility or its holding company has been acquired by or merged with an affiliate of another electric utility subsequent to January 1, 2002. This exemption shall be limited to this subsection (a) and shall not extend to any other provisions of this Act.
     (a-5) During the remainder of the mandatory transition period, if any, the Commission may modify rates in accordance with Article IX of this Act.
     (b) Notwithstanding the provisions of subsection (a), each Illinois electric utility serving more than 12,500 customers in Illinois shall file tariffs (i) reducing, effective August 1, 1998, each component of its base rates to residential retail customers by 15% from the base rates in effect immediately prior to January 1, 1998 and (ii) if the public utility provides electric service to (A) more than 500,000 customers but less than 1,000,000 customers in this State on January 1, 1999, reducing, effective May 1, 2002, each component of its base rates to residential retail customers by an additional 5% from the base rates in effect immediately prior to January 1, 1998, or (B) at least 1,000,000 customers in this State on January 1, 1999, reducing, effective October 1, 2001, each component of its base rates to residential retail customers by an additional 5% from the base rates in effect immediately prior to January 1, 1998. Provided, however, that (A) if an electric utility’s average residential retail rate is less than or equal to the average residential retail rate for a group of

Midwest Utilities (consisting of all investor-owned electric utilities with annual system peaks in excess of 1000 megawatts in the States of Illinois, Indiana, Iowa, Kentucky, Michigan, Missouri, Ohio, and Wisconsin), based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, then it shall only be required to file tariffs (i) reducing, effective August 1, 1998, each component of its base rates to residential retail customers by 5% from the base rates in effect immediately prior to January 1, 1998, (ii) reducing, effective October 1, 2000, each component of its base rates to residential retail customers by the lesser of 5% of the base rates in effect immediately prior to January 1, 1998 or the percentage by which the electric utility’s average residential retail rate exceeds the average residential retail rate of the Midwest Utilities, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1999, and (iii) reducing, effective October 1, 2002, each component of its base rates to residential retail customers by an additional amount equal to the lesser of 5% of the base rates in effect immediately prior to January 1, 1998 or the percentage by which the electric utility’s average residential retail rate exceeds the average residential retail rate of the Midwest Utilities, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 2001; and (B) if the average residential retail rate of an electric utility serving between 150,000 and 250,000 retail customers in this State on January 1, 1995 is less than or equal to 90% of the average residential retail rate for the Midwest Utilities, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, then it shall only be required to file tariffs (i) reducing, effective August 1, 1998, each component of its base rates to residential retail customers by 2% from the base rates in effect immediately prior to January 1, 1998; (ii) reducing, effective October 1, 2000, each component of its base rates to residential retail customers by 2% from the base rate in effect immediately prior to January 1, 1998; and (iii) reducing, effective October 1, 2002, each component of its base rates to residential retail customers by 1% from the base rates in effect immediately prior to January 1, 1998. Provided, further, that any electric utility for which a decrease in base rates has been or is placed into effect between October 1, 1996 and the dates specified in the preceding sentences of this subsection, other than pursuant to the requirements of this subsection, shall be entitled to reduce the amount of any reduction or reductions in its base rates required by this subsection by the amount of such other decrease. The tariffs required under this subsection shall be filed 45 days in advance of the effective date. Notwithstanding anything to the contrary in Section 9-220 of this Act, no restatement of base rates in conjunction with the elimination of a fuel adjustment clause under that Section shall result in a lesser decrease in base rates than customers would otherwise receive under this subsection had the electric utility’s fuel adjustment clause not been eliminated.
     (c) Any utility reducing its base rates by 15% on August 1, 1998 pursuant to subsection (b) shall include the following statement on its bills for residential customers from August 1 through December 31, 1998: “Effective August 1, 1998, your rates have been reduced by 15% by the Electric Service Customer Choice and Rate Relief Law of 1997 passed by the Illinois General Assembly.”. Any utility reducing its base rates by 5% on August 1, 1998, pursuant to subsection (b) shall include the following statement on its bills for residential customers from August 1 through December 31, 1998: “Effective August 1, 1998, your rates have been reduced by 5% by the Electric Service Customer Choice and Rate Relief Law of 1997 passed by the Illinois General Assembly.”.
     Any utility reducing its base rates by 2% on August 1, 1998 pursuant to subsection (b) shall include the following statement on its bills for residential customers from August 1 through December 31, 1998: “Effective August 1, 1998, your rates have been reduced by 2% by the Electric Service Customer

Choice and Rate Relief Law of 1997 passed by the Illinois General Assembly.”.
     (d) During the mandatory transition period, but not before January 1, 2000, and notwithstanding the provisions of subsection (a), an electric utility may request an increase in its base rates if the electric utility demonstrates that the 2-year average of its earned rate of return on common equity, calculated as its net income applicable to common stock divided by the average of its beginning and ending balances of common equity using data reported in the electric utility’s Form 1 report to the Federal Energy Regulatory Commission but adjusted to remove the effects of accelerated depreciation or amortization or other transition or mitigation measures implemented by the electric utility pursuant to subsection (g) of this Section and the effect of any refund paid pursuant to subsection (e) of this Section, is below the 2-year average for the same 2 years of the monthly average yields of 30-year U.S. Treasury bonds published by the Board of Governors of the Federal Reserve System in its weekly H.15 Statistical Release or successor publication. The Commission shall review the electric utility’s request, and may review the justness and reasonableness of all rates for tariffed services, in accordance with the provisions of Article IX of this Act, provided that the Commission shall consider any special or negotiated adjustments to the revenue requirement agreed to between the electric utility and the other parties to the proceeding. In setting rates under this Section, the Commission shall exclude the costs and revenues that are associated with competitive services and any billing or pricing experiments conducted under Section 16-106.
     (e) For the purposes of this subsection (e) all calculations and comparisons shall be performed for the Illinois operations of multijurisdictional utilities. During the mandatory transition period, notwithstanding the provisions of subsection (a), if the 2-year average of an electric utility’s earned rate of return on common equity, calculated as its net income applicable to common stock divided by the average of its beginning and ending balances of common equity using data reported in the electric utility’s Form 1 report to the Federal Energy Regulatory Commission but adjusted to remove the effect of any refund paid under this subsection (e), and further adjusted to include the annual amortization of any difference between the consideration received by an affiliated interest of the electric utility in the sale of an asset which had been sold or transferred by the electric utility to the affiliated interest subsequent to the effective date of this amendatory Act of 1997 and the consideration for which such asset had been sold or transferred to the affiliated interest, with such difference to be amortized ratably from the date of the sale by the affiliated interest to December 31, 2006, exceeds the 2-year average of the Index for the same 2 years by 1.5 or more percentage points, the electric utility shall make refunds to customers beginning the first billing day of April in the following year in the manner described in paragraph (3) of this subsection. For purposes of this subsection (e), the “Index” shall be the sum of (A) the average for the 12 months ended September 30 of the monthly average yields of 30-year U.S. Treasury bonds published by the Board of Governors of the Federal Reserve System in its weekly H.15 Statistical Release or successor publication for each year 1998 through 2006, and (B) (i) 4.00 percentage points for each of the 12-month periods ending September 30, 1998 through September 30, 1999 or 8.00 percentage points if the electric utility’s average residential retail rate is less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, and the electric utility served between 150,000 and 250,000 retail customers on January 1, 1995, (ii) 7.00 percentage points for each of the 12-month periods ending September 30, 2000 through September 30, 2006 if the electric utility was providing service to at least 1,000,000 customers in this State on January 1, 1999, or 9.00 percentage points if the electric utility’s average residential retail rate is less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995 and the electric utility served between 150,000 and 250,000 retail customers in this State on January 1, 1995, (iii) 11.00 percentage points for each of the 12-month periods ending September 30, 2000 through September 30, 2006, but only if the electric utility’s average residential retail rate is less than or equal to 90% of the average residential retail rate for the “Midwest Utilities”, as that term is defined in subsection (b) of this Section, based on data reported on Form 1 to the Federal Energy Regulatory Commission for calendar year 1995, the electric utility served between 150,000 and 250,000 retail customers in this State on January 1, 1995, and the electric utility offers delivery services on or before June 1, 2000 to retail customers whose annual electric energy use comprises 33% of the kilowatt hour sales to that group of retail customers that are classified under Division D, Groups 20 through 39 of the Standard Industrial Classifications set forth in the Standard Industrial Classification Manual published by the United States Office of Management and Budget, excluding the kilowatt hour sales to those customers that are eligible for delivery services pursuant to Section 16-104(a)(1)(i), and offers delivery services to its remaining retail customers classified under Division D, Groups 20 through 39 on or before October 1, 2000, and, provided further, that the electric utility commits not to petition pursuant to Section 16-108(f) for entry of an order by the Commission authorizing the electric utility to implement transition charges for an additional period after December 31, 2006, or (iv) 5.00 percentage points for each of the 12-month periods ending September 30, 2000 through September 30, 2006 for all other electric utilities or 7.00 percentage points for such utilities for each of the 12-month periods ending September 30, 2000 through September 30, 2006 for any such utility that commits not to petition pursuant to Section 16-108(f) for entry of an order by the Commission authorizing the electric utility to implement transition charges for an additional period after December 31, 2006 or 11.00 percentage points for each of the 12-month periods ending September 30, 2005 and September 30, 2006 for each electric utility providing service to fewer than 6,500, or between 75,000 and 150,000, electric retail customers in this State on January 1, 1995 if such utility commits not to petition pursuant to Section 16-108(f) for entry of an order by the Commission authorizing the electric utility to implement transition charges for an additional period after December 31, 2006.
     (1) For purposes of this subsection (e), “excess earnings” means the difference between (A) the 2-year average of the electric utility’s earned rate of return on common equity, less (B) the 2-year average of the sum of (i) the Index applicable to each of the 2 years and (ii) 1.5 percentage points; provided, that “excess earnings” shall never be less than zero.
     (2) On or before March 31 of each year 2000 through 2007 each electric utility shall file a report with the Commission showing its earned rate of return on common equity, calculated in accordance with this subsection, for the preceding calendar year and the average for the preceding 2 calendar years.
     (3) If an electric utility has excess earnings, determined in accordance with paragraphs (1) and (2) of this subsection, the refunds which the electric utility shall pay to its customers beginning the first billing day of April in the following year shall be calculated and applied as follows:
     (i) The electric utility’s excess earnings shall be multiplied by the average of the beginning and ending balances of the electric utility’s common equity for the 2-year period in which excess earnings occurred.
     (ii) The result of the calculation in (i) shall be multiplied by 0.50 and then divided by a number equal to 1 minus the electric utility’s composite federal and State income tax rate.
     (iii) The result of the calculation in (ii) shall be divided by the sum of the electric utility’s projected total kilowatt-hour sales to retail customers plus projected kilowatt-hours to be delivered to delivery services customers over a one year period beginning with the first billing date in April in the succeeding year to determine a cents per kilowatt-hour refund factor.
     (iv) The cents per kilowatt-hour refund factor calculated in (iii) shall be credited to the electric utility’s customers by applying the factor on the customer’s monthly bills to each kilowatt-hour sold or delivered until the total amount calculated in (ii) has been paid to customers.
     (f) During the mandatory transition period, an electric utility may file revised tariffs reducing the price of any tariffed service offered by the electric utility for all customers taking that tariffed service, which shall be effective 7 days after filing.
     (g) During the mandatory transition period, an electric utility may, without obtaining any approval of the Commission other than that provided for in this subsection and notwithstanding any other provision of this Act or any rule or regulation of the Commission that would require such approval:
     (1) implement a reorganization, other than a merger of 2 or more public utilities as defined in Section 3-105 or their holding companies;
     (2) retire generating plants from service;
     (3) sell, assign, lease or otherwise transfer assets to

an affiliated or unaffiliated entity and as part of such transaction enter into service agreements, power purchase agreements, or other agreements with the transferee; provided, however, that the prices, terms and conditions of any power purchase agreement must be approved or allowed into effect by the Federal Energy Regulatory Commission; or
     (4) use any accelerated cost recovery method including accelerated depreciation, accelerated amortization or other capital recovery methods, or record reductions to the original cost of its assets.
     In order to implement a reorganization, retire generating plants from service, or sell, assign, lease or otherwise transfer assets pursuant to this Section, the electric utility shall comply with subsections (c) and (d) of Section 16-128, if applicable, and subsection (k) of this Section, if applicable, and provide the Commission with at least 30 days notice of the proposed reorganization or transaction, which notice shall include the following information:
     (i) a complete statement of the entries that the electric utility will make on its books and records of account to implement the proposed reorganization or transaction together with a certification from an independent certified public accountant that such entries are in accord with generally accepted accounting principles and, if the Commission has previously approved guidelines for cost allocations between the utility and its affiliates, a certification from the chief accounting officer of the utility that such entries are in accord with those cost allocation guidelines;
     (ii) a description of how the electric utility will use proceeds of any sale, assignment, lease or transfer to retire debt or otherwise reduce or recover the costs of services provided by such electric utility;
     (iii) a list of all federal approvals or approvals required from departments and agencies of this State,

other than the Commission, that the electric utility has or will obtain before implementing the reorganization or transaction;
     (iv) an irrevocable commitment by the electric utility that it will not, as a result of the transaction, impose any stranded cost charges that it might otherwise be allowed to charge retail customers under federal law or increase the transition charges that it is otherwise entitled to collect under this Article XVI; and
     (v) if the electric utility proposes to sell, assign, lease or otherwise transfer a generating plant that brings the amount of net dependable generating capacity transferred pursuant to this subsection to an amount equal to or greater than 15% of the electric utility’s net dependable capacity as of the effective date of this amendatory Act of 1997, and enters into a power purchase agreement with the entity to which such generating plant is sold, assigned, leased, or otherwise transferred, the electric utility also agrees, if its fuel adjustment clause has not already been eliminated, to eliminate its fuel adjustment clause in accordance with subsection (b) of Section 9-220 for a period of time equal to the length of any such power purchase agreement or successor agreement, or until January 1, 2005, whichever is longer; if the capacity of the generating plant so transferred and related power purchase agreement does not result in the elimination of the fuel adjustment clause under this subsection, and the fuel adjustment clause has not already been eliminated, the electric utility shall agree that the costs associated with the transferred plant that are included in the calculation of the rate per kilowatt-hour to be applied pursuant to the electric utility’s fuel adjustment clause during such period shall not exceed the per kilowatt-hour cost associated with such generating plant included in the electric utility’s fuel adjustment clause during the full calendar year preceding the transfer, with such limit to be adjusted each year thereafter by the Gross Domestic Product Implicit Price Deflator.
     (vi) In addition, if the electric utility proposes to sell, assign, or lease, (A) either (1) an amount of generating plant that brings the amount of net dependable generating capacity transferred pursuant to this subsection to an amount equal to or greater than 15% of its net dependable capacity on the effective date of this amendatory Act of 1997, or (2) one or more generating plants with a total net dependable capacity of 1100 megawatts, or (B) transmission and distribution facilities that either (1) bring the amount of transmission and distribution facilities transferred pursuant to this subsection to an amount equal to or greater than 15% of the electric utility’s total depreciated original cost investment in such facilities, or (2) represent an investment of $25,000,000 in terms of total depreciated original cost, the electric utility shall provide, in addition to the information listed in subparagraphs (i) through (v), the following information: (A) a description of how the electric utility will meet its service obligations under this Act in a safe and reliable manner and (B) the electric utility’s projected earned rate of return on common equity, calculated in accordance with subsection (d) of this Section, for each year from the date of the notice through December 31, 2006 both with and without the proposed transaction. If the Commission has not issued an order initiating a hearing on the proposed transaction within 30 days after the date the electric utility’s notice is filed, the transaction shall be deemed approved. The Commission may, after notice and hearing, prohibit the proposed transaction if it makes either or both of the following findings: (1) that the proposed transaction will render the electric utility unable to provide its tariffed services in a safe and reliable manner, or (2) that there is a strong likelihood that consummation of the proposed transaction will result in the electric utility being entitled to request an increase in its base rates during the mandatory transition period pursuant to subsection (d) of this Section. Any hearing initiated by the Commission into the proposed transaction shall be completed, and the Commission’s final order approving or prohibiting the proposed transaction shall be entered, within 90 days after the date the electric utility’s notice was filed. Provided, however, that a sale, assignment, or lease of transmission facilities to an independent system operator that meets the requirements of Section 16-126 shall not be subject to Commission approval under this Section.
     In any proceeding conducted by the Commission pursuant to this subparagraph (vi), intervention shall be limited to parties with a direct interest in the transaction which is the subject of the hearing and any statutory consumer protection agency as defined in subsection (d) of Section 9-102.1. Notwithstanding the provisions of Section 10-113 of this Act, any application seeking rehearing of an order issued under this subparagraph (vi), whether filed by the electric utility or by an intervening party, shall be filed within 10 days after service of the order.
     The Commission shall not in any subsequent proceeding or otherwise, review such a reorganization or other transaction authorized by this Section, but shall retain the authority to allocate costs as stated in Section 16-111(i). An entity to which an electric utility sells, assigns, leases or transfers assets pursuant to this subsection (g) shall not, as a result of the transactions specified in this subsection (g), be deemed a public utility as defined in Section 3-105. Nothing in this subsection (g) shall change any requirement under the jurisdiction of the Illinois Department of Nuclear Safety including, but not limited to, the payment of fees. Nothing in this subsection (g) shall exempt a utility from obtaining a certificate pursuant to Section 8-406 of this Act for the construction of a new electric generating facility. Nothing in this subsection (g) is intended to exempt the transactions hereunder from the operation of the federal or State antitrust laws. Nothing in this subsection (g) shall require an electric utility to use the procedures specified in this subsection for any of the transactions specified herein. Any other procedure available under this Act may, at the electric utility’s election, be used for any such transaction.
     (h) During the mandatory transition period, the Commission shall not establish or use any rates of depreciation, which for purposes of this subsection shall include amortization, for any electric utility other than those established pursuant to subsection (c) of Section 5-104 of this Act or utilized pursuant to subsection (g) of this Section. Provided, however, that in any proceeding to review an electric utility’s rates for tariffed services pursuant to Section 9-201, 9-202, 9-250 or 16-111(d) of this Act, the Commission may establish new rates of depreciation for the electric utility in the same manner provided in subsection (d) of Section 5-104 of this Act. An electric utility implementing an accelerated cost recovery method including accelerated depreciation, accelerated amortization or other capital recovery methods, or recording reductions to the original cost of its assets, pursuant to subsection (g) of this Section, shall file a statement with the Commission describing the accelerated cost recovery method to be implemented or the reduction in the original cost of its assets to be recorded. Upon the filing of such statement, the accelerated cost recovery method or the reduction in the original cost of assets shall be deemed to be approved by the Commission as though an order had been entered by the Commission.
     (i) Subsequent to the mandatory transition period, the Commission, in any proceeding to establish rates and charges for tariffed services offered by an electric utility, shall consider only (1) the then current or projected revenues, costs, investments and cost of capital directly or indirectly associated with the provision of such tariffed services; (2) collection of transition charges in accordance with Sections 16-102 and 16-108 of this Act; (3) recovery of any employee transition costs as described in Section 16-128 which the electric utility is continuing to incur, including recovery of any unamortized portion of such costs previously incurred or committed, with such costs to be equitably allocated among bundled services, delivery services, and contracts with alternative retail electric suppliers; and (4) recovery of the costs associated with the electric utility’s compliance with decommissioning funding requirements; and shall not consider any other revenues, costs, investments or cost of capital of either the electric utility or of any affiliate of the electric utility that are not associated with the provision of tariffed services. In setting rates for tariffed services, the Commission shall equitably allocate joint and common costs and investments between the electric utility’s competitive and tariffed services. In determining the justness and reasonableness of the electric power and energy component of an electric utility’s rates for tariffed services subsequent to the mandatory transition period and prior to the time that the provision of such electric power and energy is declared competitive, the Commission shall consider the extent to which the electric utility’s tariffed rates for such component for each customer class exceed the market value determined pursuant to Section 16-112, and, if the electric power and energy component of such tariffed rate exceeds the market value by more than 10% for any customer class, may establish such electric power and energy component at a rate equal to the market value plus 10%. In any such case, the Commission may also elect to extend the provisions of Section 16-111(e) for any period in which the electric utility is collecting transition charges, using information applicable to such period.
     (j) During the mandatory transition period, an electric utility may elect to transfer to a non-operating income account under the Commission’s Uniform System of Accounts either or both of (i) an amount of unamortized investment tax credit that is in addition to the ratable amount which is credited to the electric utility’s operating income account for the year in accordance with Section 46(f)(2) of the federal Internal Revenue Code of 1986, as in effect prior to P.L. 101-508, or (ii) “excess tax reserves”, as that term is defined in Section 203(e)(2)(A) of the federal Tax Reform Act of 1986, provided that (A) the amount transferred may not exceed the amount of the electric utility’s assets that were created pursuant to Statement of Financial Accounting Standards No. 71 which the electric utility has written off during the mandatory transition period, and (B) the transfer shall not be effective until approved by the Internal Revenue Service. An electric utility electing to make such a transfer shall file a statement with the Commission stating the amount and timing of the transfer for which it intends to request approval of the Internal Revenue Service, along with a copy of its proposed request to the Internal Revenue Service for a ruling. The Commission shall issue an order within 14 days after the electric utility’s filing approving, subject to receipt of approval from the Internal Revenue Service, the proposed transfer.
     (k) If an electric utility is selling or transferring to a single buyer 5 or more generating plants located in this State with a total net dependable capacity of 5000 megawatts or more pursuant to subsection (g) of this Section and has obtained a sale price or consideration that exceeds 200% of the book value of such plants, the electric utility must provide to the Governor, the President of the Illinois Senate, the Minority Leader of the Illinois Senate, the Speaker of the Illinois House of Representatives, and the Minority Leader of the Illinois House of Representatives no later than 15 days after filing its notice under subsection (g) of this Section or 5 days after the date on which this subsection (k) becomes law, whichever is later, a written commitment in which such electric utility agrees to expend $2 billion outside the corporate limits of any municipality with 1,000,000 or more inhabitants within such electric utility’s service area, over a 6-year period beginning with the calendar year in which the notice is filed, on projects, programs, and improvements within its service area relating to transmission and distribution including, without limitation, infrastructure expansion, repair and replacement, capital investments, operations and maintenance, and vegetation management.
(Source: P.A. 91-50, eff. 6-30-99; 92-537, eff. 6-6-02; 92-690, eff. 7-18-02; revised 9-10-02.)
     (220 ILCS 5/16-113)
     Sec. 16-113. Declaration of service as a competitive service.
     (a) An electric utility may, by petition, request the Commission to declare a tariffed service provided by the electric utility to be a competitive service. The electric utility shall give notice of its petition to the public in the same manner that public notice is provided for proposed general increases in rates for tariffed services, in accordance with rules and regulations prescribed by the Commission. The Commission shall hold a hearing and ~~on the petition if a hearing is deemed necessary by the Commission. The Commission~~ shall declare the class of tariffed service to be a competitive service ~~for some identifiable customer segment or group of customers, or some clearly defined geographical area~~ within the electric utility’s service area, only after the electric utility demonstrates that at least 33% of the customers in the electric utility’s service area that are eligible to take the class of tariffed service instead take service from alternative retail electric suppliers, as defined in Section 16-102, and that at least 3 alternative retail electric suppliers provide service that is comparable to the class of tariffed service to those customers in the utility’s service area that do not take service from the electric utility; ~~if the service or a reasonably equivalent substitute service is reasonably available to the customer segment or group or in the defined geographical area at a comparable price from one or more providers other than the electric utility or an affiliate of the electric utility, and the electric utility has lost or there is a reasonable likelihood that the electric utility will lose business for the service to the other provider or providers;~~ provided, that the Commission may not declare the provision of electric power and energy to be competitive pursuant to this subsection with respect to (i) any retail customer or group of retail customers that is not eligible pursuant to Section 16-104 to take delivery services provided by the electric utility and (ii) any residential and small commercial retail customers prior to the last date on which such customers are required to pay transition charges. In determining whether to grant or deny a petition to declare the provision of electric power and energy competitive, the Commission shall consider, in applying the above criteria, whether there is adequate transmission capacity into the service area of the petitioning electric utility to make electric power and energy reasonably available to the customer segment or group or in the defined geographical area from one or more providers other than the electric utility or an affiliate of the electric utility, in accordance with this subsection. The Commission shall make its determination and issue its final order declaring or refusing to declare the service to be a competitive service within 180 ~~120~~ days following the date that the petition is filed~~, or otherwise the~~

~~petition shall be deemed to be granted; provided, that if the petition is deemed to be granted by operation of law, the Commission shall not thereby be precluded from finding and ordering, in a subsequent proceeding initiated by the Commission, and after notice and hearing, that the service is not competitive based on the criteria set forth in this subsection.~~
     (b) Any customer except a customer identified in subsection (c) of Section 16-103 who is taking a tariffed service that is declared to be a competitive service pursuant to subsection (a) of this Section shall be entitled to continue to take the service from the electric utility on a tariffed basis for a period of 3 years following the date that the service is declared competitive, or such other period as is stated in the electric utility’s tariff pursuant to Section 16-110. This subsection shall not require the electric utility to offer or provide on a tariffed basis any service to any customer (except those customers identified in subsection (c) of Section 16-103) that was not taking such service on a tariffed basis on the date the service was declared to be competitive.
     (c) If the Commission denies a petition to declare a service to be a competitive service, or determines in a separate proceeding that a service is not competitive based on the criteria set forth in subsection (a), the electric utility may file a new petition no earlier than 6 months following the date of the Commission’s order, requesting, on the basis of additional or different facts and circumstances, that the service be declared to be a competitive service.
     (d) The Commission shall not deny a petition to declare a service to be a competitive service, and shall not find that a service is not a competitive service, on the grounds that it has previously denied the petition of another electric utility to declare the same or a similar service to be a competitive service or has previously determined that the same or a similar service provided by another electric utility is not a competitive service.

     (e) An electric utility may declare a service, other than delivery services or the provision of electric power or energy, to be competitive by filing with the Commission at least 14 days prior to the date on which the service is to become competitive a notice describing the service that is being declared competitive and the date on which it will become competitive; provided, that any customer who is taking a tariffed service that is declared to be a competitive service pursuant to this subsection (e) shall be entitled to continue to take the service from the electric utility on a tariffed basis until the electric utility files, and the Commission grants, a petition to declare the service competitive in accordance with subsection (a) of this Section. The Commission shall be authorized to find and order, after notice and hearing in a subsequent proceeding initiated by the Commission, that any service declared to be competitive pursuant to this subsection (e) is not competitive in accordance with the criteria set forth in subsection (a) of this Section.
(Source: P.A. 90-561, eff. 12-16-97.)
     Section 99. Effective date. This Act takes effect upon becoming law.